Exhibit 99.1
WARWICK VALLEY TELEPHONE COMPANY REPORTS FINANCIAL RESULTS FOR FIRST QUARTER ENDED
MARCH 31, 2008
(WARWICK, NY, May 15, 2008) Warwick Valley Telephone Company (“WVT Communications”) (“the Company”) (NASDAQ: WWVY) announced today its financial results for the three months ended March 31, 2008. The Company increased its net income by 4.7% to $760,000 from $726,000 for the three-month period over the same period in 2007. The increase was attributable primarily to our increased investments in Orange County-Poughkeepsie Limited Partnership (“OP”) and continued expense containment partially offset by higher costs associated with the ramp-up of our sales force focusing on the small and medium sized business market, as well as one time separation costs for management employees.
Operating revenues decreased 4.2% from $5,891,000 to $5,644,000 for the three months ended March 31, 2008 compared to the same period in the prior period. The decrease is primarily due to a decrease in online service and local network service revenues resulting from the migration of customers from dial-up service to other high speed Internet providers partially offset by an increase in other services and sales resulting from the increased sales of customer business telephone systems.
As a result of continued cost controls, operating expenses decreased 1.8% from $6,591,000 to $6,474,000 for the three months ended March 31, 2008. These decreases derived largely from the continued oversight of outside vendors and through operating efficiencies partially offset by increases in depreciation, higher content costs, trunk line costs, severance payments made to management employees, as well as the ramp-up of our direct sales force.
The Company has a long history in successful deployments of new technology. WVT Communications was one of the first rural telephone companies to install digital switching, to offer Internet access as an Internet Service Provider (ISP), and to offer video service as an alternative to cable TV companies. The Company has continued to invest in its operations to gain enhanced operating efficiencies and to enable the introduction of new services to our customers. The Company has continued to deploy capital to extend video services and higher speed broadband Internet to a greater number of our customers.
Commenting on the first quarter results, Duane Albro, the President and CEO, said “we recognize the benefit we gain from our interest in the OP wireless partnership and we know that our primary telephone business must be self-sufficient. We have the infrastructure in place and we are aggressively ramping up our sales activities to drive our top-line revenue. We will also continue our aggressive control of expenses in order to improve our operating margin and enhance our competitiveness. We remain firmly committed to creating value for our shareholders by the successful implementation of the above initiatives. We also remain committed to expansion of our Competitive Local Exchange Carrier activities through either building or acquiring the capability. WVT Communications continues to demonstrate that it is a great company with great customers and great employees...with a solid plan for growth.”

About WVT Communications
WVT Communications is a leading voice, internet, video and wireless provider servicing consumers and businesses in the lower Hudson Valley of New York and New Jersey. Additional information about the Company is available at www.wvtc.com.
Forward-looking Statements
This press release forward-looking statements as defined be the Private Securities Litigation Reform Act of 1995. These include statements concerning expectations, estimates, and projections about the industry, management beliefs and assumptions of Warwick Valley Telephone Company. (“Warwick,” “we,” “us,” or “our”). Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that difficult to forecast. Therefore, our actual results may materially differ from those expressed or forecasted in any such forward-looking statements. When considering these risks, uncertainties and assumptions, you should keep in mind the cautionary statements elsewhere in this report and in any document incorporated herein by reference. New risks and uncertainties arise from time to time and we can not predict those events or how they may affect us. For a more detailed discussion of the risks and uncertainties that may affect Warwick’s operating and financial results and its ability to achieve its financial objectives, interested parties should review the “Risk Factors” sections in the Warwick’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2007. We undertake no obligation to publicly update any forward —looking statements, whether as a result of new information, future events or otherwise.
Contact:
WVT Communications
Kenneth H. Volz,
Executive Vice President, Chief Financial Officer and Treasurer
845-986-8080

WARWICK VALLEY TELEPHONE COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended
	March 31
	2008	2007
Operating revenues:
Local network service	$749	$825
Network access service	1,913	1,949
Long distance services	822	910
Directory advertising	325	338
Online services	1,340	1,475
Other services and sales	495	394

Total operating revenues	5,644	5,891

Operating expenses:
Plant specific	1,314	1,186
Plant non-specific:
Depreciation and amortization	1,359	1,294
Other	763	701
Customer operations	1,130	1,052
Corporate operations	1,298	1,550
Cost of services and sales	261	391
Property, revenue and payroll taxes	349	417

Total operating expenses	6,474	6,591

Operating loss	(830)	(700)

Other income (expense):
Interest income (expense), net of capitalized interest	(87)	(34)
Income from equity method investments	2,147	1,870
Other income (expense), net	(49)	(18)

Total other income (expense)	2,011	1,818

Income before income taxes	1,181	1,118

Income taxes	421	392

Net income	760	726

Preferred dividends	6	6

Income applicable to common stock	$754	$720

Basic and diluted earnings per share of outstanding common stock	$0.14	$0.13

Weighted average shares of common stock outstanding	5,351,780	5,351,780

WARWICK VALLEY TELEPHONE COMPANY
CONSOLIDATED BALANCE SHEETS
($ in thousands except share and per share amounts)

	March 31,	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,295	$5,849
Accounts receivable — net of allowance for uncollectibles — $209 and $214, in 2008 and 2007, respectively	2,844	3,067
Other accounts receivable	73	152
Materials and supplies	1,615	1,591
Prepaid expenses	942	769
Prepaid expenses	253	—
Deferred income taxes	108	119

Total current assets	11,130	11,547

Property, plant and equipment, net	35,380	35,791
Unamortized debt issuance costs	61	65
Other deferred charges	749	762
Investments	8,233	8,276
Other assets	210	210

Total assets	$55,763	$56,651

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$1,103	$940
Current maturities of long-term debt	1,519	1,519
Advance billing and payments	208	234
Customer deposits	105	116
Accrued taxes	126	80
Pension and post retirement benefit obligations	929	929
Other accrued expenses	1,344	1,830

Total current liabilities	5,334	5,648

Long-term debt, net of current maturities	5,315	5,695
Deferred income taxes	3,334	3,334
Long term income taxes payable	660	640
Other liabilities and deferred credits	622	591
Pension and post retirement benefit obligations	4,374	4,324

Total liabilities	19,639	20,232

Shareholders’ equity
Preferred shares — $100 par value; authorized and issued shares of 5,000; $0.01 par value authorized and unissued shares of 10,000,000;	500	500
Common stock — $0.01 par value; authorized shares of 10,000,000 issued 5,985,463 shares	60	60
Treasury stock — at cost, 633,683 common shares	(4,748)	(4,748)
Additional paid in capital	3,487	3,487
Accumulated other comprehensive loss	(853)	(875)
Retained earnings	37,678	37,995

Total shareholders’ equity	36,124	36,419

Total liabilities and shareholders’ equity	$55,763	$56,651